                                                                    EXHIBIT 23.1

                       CONSENTS OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of this Registration Statement on Form S-4 of CD Radio Inc. of our report dated February 5, 1999 relating to the consolidated financial statements of CD Radio Inc., which appears in such Registration Statement. We also consent to the incorporation by reference of our report dated February 5, 1999 relating to the financial statement schedule appearing in CD Radio Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

New York, New York
June 28, 1999